EXHIBIT 24.3


                       CACCIAMATTA ACCOUNTANCY CORPORATION
                             19100 Von Karman Avenue
                                   Third Floor
                            Irvine, California 92612
                           Telephone No.: 714/475-9600

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Country Star Restaurants, Inc.
11150 Santa Monica Boulevard
Suite 650
Los Angeles, California  90025

     We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Post-Effective Amendment No. 1 to a Registration Statement on Form S-3 of our report dated April 11, 1997, relating to the financial statements of Country Star Restaurants, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                      CACCIAMATTA ACCOUNTANCY CORP.

Los Angeles, California
May 28, 1997